UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2009

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 27, 2009, Generex Biotechnology Corporation (the “Company”) entered into a separate Forbearance and Amendment Agreement with each of the investors that purchased the Company’s 8% Senior Secured Convertible Notes (the “Notes”) pursuant to that certain Securities Purchase Agreement, dated as of March 31, 2008 (the “Securities Purchase Agreement”), by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the “Holders,” and each a “Holder”).  Unless indicated otherwise, capitalized terms used in this Current Report on Form 8-K are defined in the Notes.

On February 17, 2009, the Company filed a Current Report on Form 8-K (the “February 17th Current Report”) disclosing the terms and conditions of the separate agreements that the Company entered into with each of the Holders on February 13, 2009, whereby each of the Holders waived satisfaction of certain conditions precedent to the Company’s conversion of certain Installment Amounts due under the Notes into shares of Common Stock and the Company agreed to modify certain formulas under the Notes for calculating, among other things, the Installment Amount in respect of the Installment Date of March 1, 2009 and the Pre-Installment Conversion Price and the Company Conversion Price in respect of the March 1, 2009 Installment Date.  In the February 17th Current Report, the Company also disclosed certain extant Events of Default under the Notes, including the Company’s failure to meet the Net Cash Balance Test under Section 4(a)(xv) of the Notes and to procure Control Agreements as required under each of the separate agreements entered into with each of the Holders on December 22, 2008.  The disclosures set forth in the February 17th Current Report are incorporated by reference herein.

Material Terms of Forbearance and Amendment Agreements with Holders

On February 27, 2009 (the “Effective Date”), the Company and each of the Holders entered into separate Forbearance and Amendment Agreements (the “Forbearance Agreements”) pursuant to which each of the Holders each agreed to forbear from exercising certain rights and remedies under the Notes and Security Agreement for a 21-day period ending March 20, 2009 (the “Standstill Period”). Pursuant to the Forbearance Agreements:

The Company acknowledged the existence of certain Events of Default, including, among others, the Company’s failure to procure the Control Agreements required by each of the Company’s December 22, 2008 agreements with each of the Holders, to satisfy the Net Cash Balance Test under Section 13(f) of each of the Notes, and to deliver Event of Default Notices to each Holder with respect to the foregoing Events of Default (“Existing Events of Default”).

During the Standstill Period, each Holder agreed not to exercise any of its rights or remedies solely with respect to any of the Existing Events of Default. Upon the expiration of the Standstill Period or upon the occurrence of any Event of Default after the Effective Date (each such event a “Standstill Termination”), each Holder will have the right to immediately exercise all of its rights and remedies under its Note and the Security Agreement.

The terms of each of the Notes are amended as follows:

(a)	The Maturity Date is accelerated from August 30, 2009 to July 1, 2009, subject to extension by the Holder.

(b)
The term “Installment Date” in the Note is amended to mean each of the following dates: (i) August 1, 2008, (ii) September 1, 2008, (iii) October 1, 2008, (iv) November 1, 2008, (v) December 1, 2008, (vi) January 1, 2009, (vii) February 1, 2009, (viii) March 1, 2009, (ix) April 1, 2009, (x) May 1, 2009, (xi) June 1, 2009 and (xii) the Maturity Date.

(c)
The term “Installment Amount” is amended to mean, with respect to any Installment Date occurring on or after March 1, 2009, the lesser of (A) the product of (i) $1,927,333.32, multiplied by (ii) Holder Pro Rata Amount and (B) the Principal amount under the Note as of such Installment Date, together with any accrued and unpaid Interest as of such Installment Date and accrued and unpaid Late Charges, if any, as of such Installment Date.

(d)	Section 4(a)(iii) of the Note is amended to permit the Common Stock to be quoted on the OTC Bulletin Board if it is suspended from trading or delisted from the NASDAQ Capital Market.

(e)
The monthly expenditure of cash by the Company together with its subsidiaries in excess of $900,000 in the aggregate in March, April or May 2009 will constitute an “Event of Default,” provided however, that all cash used to (a) effect Company Redemptions under the Notes as permitted thereunder, (b) establish the Deposit (as that term is hereinafter defined) pursuant to the Forbearance Agreement, and (c) pay certain Holder expenses in connection with, and as contemplated by, the Forbearance Agreements, will not be deemed to be cash expended solely for purposes of this determination.

(f)
As of the Effective Date, the Company may only effect a Company Redemption with respect to the payment of an Installment Amount by using net proceeds received by the Company from any subsequent private placements, revenues from sales of products by the Company or licensing fees received by the Company.

Prior to the expiration of the Standstill Period, the Company must enter into a Control Agreement with each Holder and a financial institution to act as depositary with respect to a non-operating deposit account, and deposit $3,000,000 (the “Deposit”), in the aggregate, into such account, which account and Control Agreement will effectively make the Holder’s pro rata portion of the Deposit available for principal and interest payments under the Note, in the event that payment of an Installment Amount is not timely paid, or upon the occurrence of an Event of Default after the Effective Date.  As an alternative to the Control Agreement, the Company will endeavor to procure a letter of credit from a financial institution for the benefit of each Holder that will be accessible by the Holder on the same basis as the Deposit.

Prior to the expiration of the Standstill Period, the Company must issue and deliver irrevocable instructions to its transfer agent in form and substance acceptable to the Holder which shall instruct such transfer agent to issue certificates to the Holder for shares of Common Stock or credit shares of Common Stock to the Holder’s balance account at DTC at the Holder’s written request in accordance with the terms of the Note to provide the Holder’s pro rata portion of the Conversion Shares (where the Company has not elected a Company Redemption in accordance with the terms of the Note and the Forbearance Agreement) for the payment of Installment Amounts under the Note or upon the occurrence of an Event of Default after the Effective Date.

With respect to the April 1, 2009 Installment Date, the following terms apply:

•	March 9, 2009 will constitute the Installment Notice Due Date.

•
The Pre-Installment Conversion Price will be equal to the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock on each of the 14 consecutive Trading Days immediately preceding March 9, 2009 (to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such measuring period).

•
The Company Conversion Price will be equal to the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock on each of the 17 consecutive Trading Days immediately preceding such Installment Date (to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such measuring period).

•
The Company will deliver the Pre-Installment Conversion Shares (which will be equal the number of shares of Common Stock equal to the quotient of (i) the Installment Amount due on such Installment Date divided by (ii) the Pre-Installment Conversion Price) to the Holder no later than two (2) Trading Days after March 9, 2009.

Each Holder agreed to waive satisfaction of the following:

•
the Company’s obligation to meet the minimum bid price requirement of The NASDAQ Stock Market Marketplace Rule 4310(c)(4) solely with respect to the Installment Dates of  March 1, 2009, April 1, 2009, May 1, 2009, June 1, 2009 and the Maturity Date, if, (i) other Equity Conditions and all other conditions relating to a Company Conversion are satisfied and (ii) the shares of Common Stock continue to be listed or designated for quotation on, and trade on, the NASDAQ Capital Market, another national stock exchange or are quoted on the OTC Bulletin Board; and

•
all Existing Events of Default, the Net Cash Balance Test and accrual of Interest at the default Interest Rate, but only to the extent that the Company complies with all terms of the Forbearance Agreement and no other Event of Default occurs after the Effective Date.

If the Company consummates a Subsequent Placement on or before July 1, 2009, in which the Company issues only shares of Common Stock, the purchase price for each share is equal or greater than $0.25, the aggregate gross proceeds to the Company is no more $5,000,000, and Rodman & Renshaw, LLC acts as the sole placement agent, then each Holder agrees that the number of shares of Common Stock issuable upon exercise of the Warrants shall not be increased solely as a result of the reduction of the exercise prices of the Warrants that will occur pursuant to the anti-dilution provisions of the Warrants as a result of such Subsequent Placement.

The Company, on its own behalf and for and on behalf of its subsidiaries, released any claims against the Holder for any claims that the Company or any of its subsidiaries has arising out of the Transaction Documents and waived any counterclaim, defense or set-off that the Company or any of its subsidiaries may have against such Holder.  The Company also waived the ten-day notice period pursuant to the Bankruptcy and Insolvency Act (Canada) and agreed to pose no objection to any motion by the Holder to appoint a receiver (either private or court-appointed) if any Event of Default occurs after the Effective Date.

The foregoing summary of the terms of each of the Forbearance Agreements is subject to, and qualified in its entirety by, the Form of the Forbearance Agreement, which document is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1
Form of separate Forbearance and Amendment Agreement dated as of February 27, 2009 and entered into by and between Generex Biotechnology Corporation and each of Cranshire Capital, L.P., Portside Growth and Opportunity Fund, Rockmore Investment Master Fund Ltd., Smithfield Fiduciary LLC, Iroquois Master Fund Ltd. and Iroquois Capital Opportunity Fund, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: February 27, 2009	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1
Form of separate Forbearance and Amendment Agreement dated as of February 27, 2009 and entered into by and between Generex Biotechnology Corporation and each of Cranshire Capital, L.P., Portside Growth and Opportunity Fund, Rockmore Investment Master Fund Ltd., Smithfield Fiduciary LLC, Iroquois Master Fund Ltd. and Iroquois Capital Opportunity Fund, LP.